Exhibit 10-2

ALLONGE TO PROMISSORY NOTE

THIS ALLONGE, is made as of this 18th day of May, 2010, by Pineapple House of Brevard, Inc., a Florida corporation (“Borrower”) and consented to by The Goldfield Corporation, Bayswater Development Corporation, Oak Park of Brevard, Inc., and Southeast Power Corporation (collectively, the “Guarantors”), and is to be attached and made a part of that certain Promissory Note dated November 18, 2005 made by Borrower to Branch Banking and Trust Company (“Lender”) in the original principal amount of Fourteen Million and No/100 Dollars ($14,000,000.00) (“Note”), modified by Allonge dated November 13, 2008 (“November Allonge”)(the “Note” and “November Allonge” shall hereinafter be collectively referred to as the “Note”).

WHEREAS, there is due and owing on the Note a current principal balance of $774,208.92, with a committed amount not to exceed $881,000.00. The difference between the committed amount of $881,000.00 and the current outstanding principal balance of $774,208.92, is $106,791.08, and this amount shall hereinafter be referred to as the “Interest Reserve”; and,

WHEREAS, while Borrower may continue to use the Interest Reserve as provided in the Note and related loan documents for purposes of paying the accrued interest owed under the Note, the outstanding principal balance of the Note will hereinafter not exceed $881,000.00, and the Note is further hereinafter non-revolving; and,

NOW THEREFORE, the Note is amended as follows:

1. The foregoing recitals are true and correct and incorporated herein by reference.

2. REPAYMENT. Interest only on the outstanding principal balance of the Note shall be payable monthly, commencing May 18, 2010, and continuing on the same day of each and every consecutive month thereafter until July 18, 2010 on which date the entire principal sum outstanding under this Note plus accrued interest shall become due and payable (“Maturity Date”).

3. All other terms and conditions of the Note remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this instrument the date stated above.

LENDER:			BORROWER:

Branch Banking and Trust Company			Pineapple House of Brevard, Inc.

By:	/s/ Debra Pavlakos	By:	/s/ Stephen R. Wherry, Treasurer
Debra Pavlakos, Senior Vice President			Stephen R. Wherry, Treasurer

GUARANTORS:

The Goldfield Corporation

By:	/s/ Stephen R. Wherry, S.V.P.
Stephen R. Wherry, Senior Vice President

Bayswater Development Corporation

By:	/s/ Stephen R. Wherry, Treasurer
Stephen R. Wherry, Treasurer

Oak Park of Brevard, Inc.

By:	/s/ Stephen R. Wherry, Treasurer
Stephen R. Wherry, Treasurer

Southeast Power Corporation

By:	/s/ Stephen R. Wherry, Treasurer
Stephen R. Wherry, Treasurer